Exhibit 99.1

Palatin Technologies, Inc. Reports First Quarter

Fiscal Year 2020 Results and Provides Corporate Update

Vyleesi™ launched nationally in September

Teleconference and Webcast to be held on November 13, 2019

CRANBURY, NJ – November 13, 2019 – Palatin Technologies, Inc. (NYSE American: PTN), a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, whose product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2019.

Quarter End and Recent Highlights

Hypoactive Sexual Desire Disorder / Vyleesi™ (bremelanotide injection)
Vyleesi is the first as needed treatment for premenopausal women with acquired, generalized HSDD.

AMAG Pharmaceuticals, Palatin’s North American licensee, launched Vyleesi nationally in September with its established women’s health sales force of approximately 125 sales representatives. In the four weeks since the national launch, more than 1,300 healthcare providers have prescribed Vyleesi, which has resulted in more than 3,000 prescriptions received by AMAG’s specialty pharmacy partners.

Anti-Inflammatory / Autoimmune Programs
Melanocortin agonist products are under development for the treatment of inflammatory and autoimmune diseases such as dry eye, uveitis, diabetic retinopathy and inflammatory bowel diseases (ulcerative colitis). We announced positive results of a micro-dose study of radiolabeled PL8177, a selective melanocortin receptor 1 (“MC1r”) peptide agonist, using an oral, delayed-release, polymer formulation. The study met all primary and secondary endpoints. PL8177 has potential application in treatment of ulcerative colitis and other inflammatory bowel diseases. The FDA has granted orphan drug designation for PL8177 for the treatment of non-infectious intermediate, posterior, pan and chronic anterior uveitis. Non-infectious uveitis (NIU) is a group of inflammatory diseases that produces swelling and destroys eye tissue and can result in vision loss. A Phase 2 proof-of-concept clinical study with a systemic formulation in NIU patients is anticipated to commence in the first quarter of calendar year 2020. A Phase 2 proof-of-concept clinical study with an oral formulation in ulcerative colitis patients is anticipated to commence in the second quarter of calendar year 2020.

An IND application for PL9643, a melanocortin peptide agonist, and commencement of a Phase 2 clinical study in dry eye disease, are currently anticipated in the first quarter of calendar year 2020.

Natriuretic Peptide Receptor (“NPR”) System Program
The Company has designed and is developing potential drug candidates that are selective agonist for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), and natriuretic peptide receptor C (“NPR-C”). Active collaborations with several institutions are ongoing for PL3994, an NPR-A agonist that has potential utility in the treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A, and PL5028, a dual NPR-A and NPR-C agonist in development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis. A Phase 2A clinical trial evaluating PL3994 in heart failure patients with preserved left ventricular ejection fraction will begin enrollment in the latter half of calendar year 2019. This trial is supported by a grant from the American Heart Association.

Genetic Obesity Program
The Company’s melanocortin receptor 4 (“MC4r”) peptide PL8905 and orally, active small molecule PL9610 are currently under investigation for the treatment of rare genetic metabolic and obesity disorders. These programs are under internal evaluation for orphan designation and potential development.

Corporate
Cash, cash equivalents and accounts receivable balances at September 30, 2019 total $96.8 million.

Debt and related liabilities were fully paid off in July 2019.

In September 2019, the Company’s Board of Directors approved a plan to offer to purchase and terminate certain outstanding common stock purchase warrants through privately negotiated transactions. The purchase and termination program has no time limit and may be suspended for periods or discontinued at any time.

To date, the Company entered into several warrant termination agreements to repurchase and cancel previously issued warrants. The Company repurchased and cancelled in the aggregate 6.5 million warrants at an aggregate buyback price of $2.5 million.

First Quarter Fiscal 2020 Financial Results
Palatin reported a net loss of $(4.5) million, or $(0.02) per basic and diluted share, for the quarter ended September 30, 2019, compared to a net loss of $(5.7) million, or $(0.03) per basic and diluted share, for the same period in 2018.

The difference in financial results between the three months ended September 30, 2019 and 2018 was due to reductions in operating and interest expenses combined with increases in reported license and contract revenue and investment income.

Revenue
For the quarter ended September 30, 2019, Palatin recognized as revenue $97,379 in reimbursement of shared Vyleesi costs compared to $34,505 for the quarter ended September 30, 2018.

Operating Expenses
Total operating expenses for the quarter ended September 30, 2019 were $5.0 million compared to $5.7 million for the comparable quarter of 2018. The decrease in operating expenses was mainly attributable to decreases in salaries and other employee related expenses.

Other Income/Expense
Total other income, net was $361,603 for the quarter ended September 30, 2019 compared to total other expense, net of $(53,288) for the quarter ended September 30, 2018. The difference is primarily related to an increase in investment income and secondarily to a decrease in interest expense.

Cash Position
Palatin’s cash, cash equivalents, and accounts receivable total $96.8 million as of September 30, 2019, compared to cash, cash equivalents and accounts receivable of $103.8 million at June 30, 2019. Current liabilities were $1.9 million as of September 30, 2019, compared to $4.2 million as of June 30, 2019.

Palatin Drug Discovery and Development Programs
During the conference call and webcast, management will update and discuss next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin receptor agonist peptides for treatment of inflammatory indications and natriuretic peptide receptor agonist compounds for treatment of cardiovascular and fibrotic diseases.

Conference Call / Webcast
Palatin will host a conference call and audio webcast on November 13, 2019 at 11:00 a.m. Eastern Time to discuss the quarter ended September 30, 2019 results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-599-8686 (US/Canada) or 1-323-794-2575 (international), conference ID 1609183. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (US/Canada) or 1-719-457-0820 (international), passcode 1609183. The webcast and telephone replay will be available through November 20, 2019.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Vyleesi™ is a trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30
	2019	2018

REVENUES
License and contract	$97,379	$34,505

OPERATING EXPENSES
Research and development	3,127,489	3,622,691
General and administrative	1,832,442	2,040,582
Total operating expenses	4,959,931	5,663,273

Loss from operations	(4,862,552)	(5,628,768)

OTHER INCOME (EXPENSE)
Investment income	370,654	153,583
Interest expense	(9,051)	(206,871)
Total other income (expense), net	361,603	(53,288)

NET LOSS	$(4,500,949)	$(5,682,056)

Basic net loss per common share	$(0.02)	$(0.03)

Diluted net loss per common share	$(0.02)	$(0.03)

Weighted average number of common shares outstanding used in computing basic net loss per common share	233,113,241	205,009,278

Weighted average number of common shares outstanding used in computing diluted net loss per common share	233,113,241	205,009,278

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$96,698,232	$43,510,422
Accounts receivable	97,379	60,265,970
Prepaid expenses and other current assets	597,853	637,289
Total current assets	97,393,464	104,413,681

Property and equipment, net	186,166	141,539
Right-of-use assets	213,065	-
Other assets	179,916	179,916
Total assets	$97,972,611	$104,735,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,823	$504,787
Accrued expenses	1,579,460	2,848,692
Notes payable, net of discount	-	332,896
Other current liabilities	213,065	499,517
Total liabilities	1,850,348	4,185,892

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; shares issued and outstanding designated as follows:
Series A Convertible: authorized 264,000 shares: issued and outstanding 4,030 shares as of September 30, 2019 and June 30, 2019	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 227,697,257 shares as of September 30, 2019 and 226,815,363 shares as of June 30, 2019	2,276,973	2,268,154
Additional paid-in capital	394,119,078	394,053,929
Accumulated deficit	(300,273,828)	(295,772,879)
Total stockholders’ equity	96,122,263	100,549,244
Total liabilities and stockholders’ equity	$97,972,611	$104,735,136